PECO ENERGY COMPANY $350,000,000 First and Refunding Mortgage Bonds, 4.600% Series Due 2052 Underwriting Agreement New York, New York May 17, 2022 To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto Ladies and Gentlemen: PECO Energy Company, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $350,000,000 principal amount of the Company’s First and Refunding Mortgage Bonds, 4.600% Series due 2052 (the “Securities”). The Securities are to be issued under the Company’s First and Refunding Mortgage, dated as of May 1, 1923 (the “Mortgage”), as amended and supplemented through the date hereof, and as further amended by the One Hundred and Twenty-First Supplemental Indenture, dated as of May 1, 2022 (the “Supplement”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Mortgage, together with any and all amendments or supplements thereto, including the Supplement, is referred to herein collectively as the “Indenture.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof. 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have WS:15438181.7

2 filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final term sheet as contemplated by Section 5(b) hereof and a final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b). As filed, such final prospectus supplement shall contain all 430B Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. (c) The Disclosure Package did not, as of the time and date designated as the “Applicable Time of Sale” in Schedule I hereto (the “Applicable Time of Sale”), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

3 (d) The Company has not made and will not make (other than the final term sheet prepared and filed pursuant to Section 5(b) hereof) any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), without the prior written consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Act with respect to any such free writing prospectus; any such free writing prospectus (including the final term sheet prepared and filed pursuant to Section 5(b) hereof) will not, as of its issue date and through the completion of the public offer and sale of the Securities, include any information that is inconsistent with the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus, and any such free writing prospectus, when taken together with the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus, did not, when issued or filed pursuant to Rule 433 under the Act, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purpose of clarity, nothing in this Section 1(d) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the Exchange Act or the rules and regulations of the Commission promulgated thereunder. (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well- known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r). (f) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer of the Securities (within the meaning of Rule 164(h)(2)) of the Securities Act and (y) as of the Execution Time (with such date being used as the determination date for purposes of this clause (y)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. (g) The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” under the Investment Company Act. (h) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result,

4 under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. (i) The Company has been duly organized and is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with full power and authority under its articles of incorporation and bylaws to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect (as defined below). (j) Except as disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2021, the Company does not have any Significant Subsidiaries (as such term is defined in Rule 1.02 of Regulation S-X promulgated under the Act). (k) The statements in the Disclosure Package and the Final Prospectus under the heading “Description of the Bonds and First and Refunding Mortgage” fairly summarize the matters therein described. (l) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery of the Supplement by the Trustee, when the Supplement is executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). (m) The Pennsylvania Public Utility Commission (the “PAPUC”) has entered an appropriate order authorizing the Company to issue and sell the Securities as contemplated herein; such order is in full force and effect and no proceeding has been initiated upon appeal from or to review the effectiveness of such order. No other consent, approval, authorization, filing with or order of any court or state or federal governmental agency or body, including the Commission and any applicable state regulatory authority, is required in connection with the transactions contemplated herein or in the Indenture, except such as will be obtained under the Act, the Trust Indenture Act and the Pennsylvania Public Utility Code, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus.

5 (n) The Company will apply the net proceeds from the issuance and sale of the Securities, as set forth under “Use of Proceeds” in the Disclosure Package and the Final Prospectus, in a manner consistent with the order of the PAPUC authorizing the issuance and sale of the Securities. (o) Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (other than the lien of the Indenture) pursuant to, (i) the charter or bylaws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. (p) The Company has good and sufficient title to all property described or referred to in the Indenture and purported to be conveyed thereby, subject only to the lien of the Indenture and excepted encumbrances as therein defined (except as to property released from the lien of the Indenture in connection with the sale or other disposition thereof, and certain other exceptions which are not material in the aggregate). (q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the date and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles. (r) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, access to assets is permitted only in accordance with management’s general or specific authorizations, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (s) Neither the Company nor any Significant Subsidiary is (i) in violation of its operating agreement or its charter, bylaws or other organizational instrument or document; (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage or any material contract, lease, note or other instrument to which it is a party or bound or to which its property is subject; or (iii) materially in violation of any law, rule, regulation, judgment, order or decree applicable to

6 the Company or any of its subsidiaries or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in each case to such extent as may be set forth in the Disclosure Package and the Final Prospectus. (t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective. (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (collectively, (i) and (ii), a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto). (v) PricewaterhouseCoopers LLP, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. (w) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. (x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

7 (y) Except as disclosed in the Disclosure Package and the Final Prospectus, there has been no material security breach or incident involving unauthorized access or disclosure of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) that could reasonably be expected to give rise to a data breach notification obligation to affected individuals under applicable data breach notification law or that could reasonably be expected to require disclosure or a notification thereof to the Commission or other applicable regulatory authority (a “Security Breach”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any Security Breach to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices. (z) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter. 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, at the aggregate purchase price set forth on Schedule I hereto, severally and not jointly, to purchase from the Company the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto. 3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the

8 Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus, the Preliminary Prospectus and the final term sheet contemplated by Section 5(b) hereof. 5. Agreements. The Company agrees with the several Underwriters that: (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. (b) The Company shall prepare a final term sheet, containing solely a description of the Securities, substantially in the form of Annex I hereto and approved by the Representatives, and shall file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such rule; and shall file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act. (c) Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), other than the final term sheet prepared and filed pursuant to Section 5(b) hereof or any free writing prospectus that is not required

9 to be filed by the Company pursuant to Rule 433 (including a preliminary Bloomberg screen containing substantially the same information, but in any event not more information, than the final term sheet prepared and filed pursuant to Section 5(b)). (d) Each Underwriter, severally and not jointly, represents and agrees that: (i) it has not solicited, and will not solicit, offers to purchase any of the Securities from, (ii) it has not sold, and will not sell, any of the Securities to, and (iii) it has not distributed, and will not distribute, the Disclosure Package or the Final Prospectus to, any person or entity in any jurisdiction outside of the United States, except, in each case, in compliance in all material respects with applicable laws and as described in the Disclosure Package and the Final Prospectus. For the purposes of this paragraph, “United States” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction. (e) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), any event occurs or has occurred as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the first and second sentences of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request. If, prior to the Closing Date, there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Disclosure Package is delivered to a purchaser, not misleading, the Company promptly will notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, and will promptly prepare an amendment or supplement that will correct such statement or omission. (f) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. (g) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as

10 the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering. (h) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. (i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, or announce the offering of, any long-term debt securities issued or guaranteed by the Company or preferred stock (other than the Securities), prior to the Closing Date. (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. (k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Supplement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction and filing of the Registration Statement, the Preliminary Prospectus and Final Prospectus, and each amendment or supplement to either of them, and any Issuer Free Writing Prospectus; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus, the Final Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and counsel (including local and special counsel); (ix) the fees and expenses of any rating agencies rating the Securities and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

11 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time of Sale, the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions: (a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened. (b) Ballard Spahr LLP, counsel for the Company, shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that: (i) the Company has been duly organized and is validly subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority under its articles of incorporation to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; (ii) the Securities are in due and proper form; the issue and sale of the Securities by the Company in accordance with the terms of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and by orders duly entered by the Pennsylvania Public Utility Commission. The Securities have been duly executed and delivered by the duly authorized officers of the Company and, when authenticated and delivered by the Trustee against payment therefor, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms subject to (1) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally and (2) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) the Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by duly authorized officers of the Company. The Indenture constitutes a legal, valid and binding instrument, enforceable in accordance with its terms except as the enforceability thereof may be limited by (1) the effect of applicable bankruptcy,

12 insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally and (2) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act; (iv) the Indenture constitutes a valid mortgage lien of record upon all real property presently owned by the Company described therein as subject to the lien thereof (other than properties expressly excepted therefrom, properties properly released from the lien thereof pursuant to the terms thereof and substantially all of the Company’s leaseholds), and the Securities are secured by a valid and, to the extent that it may be perfected by filing under the Uniform Commercial Code, a perfected security interest in such of the personal property of the Company as is described in the Indenture, whether such personal property is now owned or hereinafter acquired by the Company (other than properties expressly excepted therefrom; properties released from the security interest created thereby; “proceeds” as defined in the Uniform Commercial Code to the extent limited by the terms of Section 9-315 of the Uniform Commercial Code; after- acquired property subject to Section 552 of the Federal Bankruptcy Code; property sold to a buyer in the ordinary course of business, licensed to a licensee in the ordinary course of business or leased to a lessee in the ordinary course of business; insurance policies (except to the extent that payments thereunder are “proceeds,” as defined in the Uniform Commercial Code); and contract rights or general intangibles which by their terms, or by law, are not assignable); such counsel need express no opinion as to any actions that may be required to be taken periodically under the Uniform Commercial Code or other applicable law in order for the validity or perfection of any security interest to be maintained; (v) this Agreement has been duly authorized, executed and delivered by the Company; (vi) such counsel is not representing the Company in any pending litigation in which it is a named defendant, or in any litigation that is overtly threatened in writing against it by a potential claimant, that challenges the validity or enforceability of, or seeks to enjoin the performance of, the transactions contemplated by this Agreement, the Indenture and the Securities and, to the knowledge of such counsel, there are no material pending legal proceedings to which the Company or any subsidiary is a party and which are required to be set forth in the documents incorporated by reference in the Registration Statement and Final Prospectus other than those referred to in such documents; and the statements in any Preliminary Prospectus and the Final Prospectus under the heading “Description of the Bonds and First and Refunding Mortgage” fairly summarize the matters therein described; (vii) the PAPUC has entered an appropriate order authorizing the Company to issue and sell the Securities as contemplated herein; such order is in

13 full force and effect and, to the best of such counsel’s knowledge after due inquiry, no proceeding has been initiated upon appeal from or to review the effectiveness of such order. No other consent, approval, authorization, filing with or order of any court or state or federal governmental agency or body is required in connection with the transactions contemplated in this Agreement, the Indenture or the Securities, except such as have been obtained under the Act, the Trust Indenture Act, and from the PAPUC, and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Underwriters in the manner contemplated in this Agreement and the Final Prospectus and such other approvals (specified in such opinion) as have been obtained; (viii) the Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), as of the date the Registration Statement originally became effective under the Act, and together with the Preliminary Prospectus and the final Prospectus, as of each “new effective date” with respect to the Notes pursuant to and within the meaning of Rule 430B(f)(2) under the Act, complied, and the Preliminary Prospectus and the final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), as of their respective dates, complied, and the final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), as of the date hereof, complies, in each case as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; (ix) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended; (x) the execution and delivery of this Agreement, the Indenture and the Securities, the consummation of any other transactions contemplated by this Agreement, the Indenture and the Securities, and the fulfillment of the terms hereof or thereof do not, and the performance of the obligations hereunder and thereunder will not, (1) violate the articles of incorporation and bylaws of the Company; (2) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties; or (3) conflict

14 with, breach or result in a default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which their property is subject that is listed in the Exhibit Index to the Company’s Form 10-K for the fiscal year ended December 31, 2021, Form 10-Q for the fiscal quarter ended March 31, 2022 and Forms 8-K filed with the Commission during the period between January 1, 2022 and the Closing Date or result in the creation or imposition of any security interest in or lien or encumbrance upon, any property or asset of the Company or any of its subsidiaries pursuant to any item referred to in this clause (3) (other than the lien of the Indenture); (xi) the discussions in any Preliminary Prospectus and the Final Prospectus in each case under the caption “Certain United States Federal Income Tax Consequences” are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein, and such counsel shall confirm that these discussions, to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, represent its opinion; and (xii) such counsel has no reason to believe that (1) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (2) as of the Applicable Time of Sale, the Disclosure Package contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) as of its date and on the Closing Date, the Final Prospectus included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion); In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date. (c) The Representatives shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement

15 thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Winston & Strawn LLP may rely, as to matters governed by the laws of the State of Pennsylvania, upon the opinion of counsel for the Company referred to in Section 6(b). (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto and that: (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives. (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities

16 as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto). (g) During the period from the Execution Time to and including the Closing Date, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s debt securities or commercial paper by any “nationally recognized statistical rating agency,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities. (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, at Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103, on the Closing Date. 7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including fees and disbursements of counsel reasonably incurred) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon an omission or

17 alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any Preliminary Prospectus, the Final Prospectus, or in any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in Section 8(a) above. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the last sentence set forth on the cover page regarding delivery of the Securities, (ii) the first paragraph under the heading “Underwriting – Commissions and Discounts” related to concessions and reallowances and (iii) the paragraphs under the subheading “Underwriting – Price Stabilization and Short Positions” related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus. (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter

18 be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, if any indemnified party is entitled to retain separate legal counsel (including local counsel) the indemnifying party shall not be required to bear the fees, costs and expenses of more than one separate counsel (in addition to the fees and expenses of any local counsel) for all indemnified parties with respect to such lawsuit, claim or proceeding; provided that such legal counsel shall be reasonably satisfactory to each indemnified person. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or admission of, fault, culpability or failure to act on behalf of any indemnified party. (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is for any reason held to be unenforceable by an indemnified party or is insufficient to hold harmless a party indemnified under paragraph (a) or (b) of this Section 8, although applicable in accordance with its terms (including the requirements of Section 8(c) above), the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder; provided, further, that each Underwriter’s obligation to contribute to Losses hereunder shall be several and not joint.

19 If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). 9. Default by an Underwriter. (a) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities the defaulting Underwriter failed to purchase. (b) If the non-defaulting Underwriters are not obligated to and do not purchase all the Securities the defaulting Underwriter failed to purchase, the Company shall be entitled to a period of 24 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities and if

20 arrangements for the purchase of such Securities by other persons selected by the Company and reasonably satisfactory to the Representative are not made within 24 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. (c) In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder. 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if (a) at any time prior to such time (i) trading in the common stock of Exelon Corporation shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a major disruption of settlements of securities or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis and (b) in the case of the foregoing clauses (iii) and (iv), the effect of the event as set forth therein on the financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement. 12. U.S. Special Resolution Regime. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special

21 Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. As used in this Section 12: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019 (Attention: Debt Capital Markets), Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 (Attention: Attention: Registration Department) and Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281 (Attention: US.Legal@scotiabank.com / TAG@scotiabank.com), if sent to the Company, will be mailed, delivered or telefaxed to Exelon Corporation, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, Illinois 60680- 5398, Attention: Senior Vice President and Treasurer (fax : (312) 394-8867) and confirmed to the General Counsel (fax: (215) 568-3389). 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. 15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent

22 contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. 16. Research Analyst Independence. The Company and the Underwriters acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt securities of the Company. 17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. 18. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. 19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. 20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof. 21. Electronic Signature. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) www.docusign.com or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 22. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

23 “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Agreement” shall mean this Underwriting Agreement including all schedules attached hereto and made a part hereof. “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Time. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. “Commission” shall mean the Securities and Exchange Commission. “Disclosure Package” shall mean (i) the Preliminary Prospectus, including the Base Prospectus, as amended and supplemented to the Applicable Time of Sale, (ii) the final term sheet prepared and filed pursuant to Section 5(b) hereof, (iii) any Issuer Free Writing Prospectus and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. Notwithstanding any provision hereof to the contrary, each document included in the Disclosure Package shall be deemed to include all documents incorporated therein by reference, whether any such incorporated document is filed before or after the document into which it is incorporated, so long as the incorporated document is filed before the Applicable Time of Sale. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus. “FINRA” shall mean The Financial Industry Regulatory Authority. “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder. “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433 under the Act.

24 “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Base Prospectus. “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. “Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 462” refer to such rules under the Act. “Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B. “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters. Very truly yours, PECO ENERGY COMPANY By: _________________________________ Name: Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto. CREDIT AGRICOLE SECURITIES (USA) INC. By: _________________________________ Name: Title: GOLDMAN SACHS & CO. LLC By: _________________________________ Name: Title: SCOTIA CAPITAL (USA) INC. By: _________________________________ Name: Title:

SCHEDULE I Underwriting Agreement, dated May 17, 2022 Registration Statement No. 333-233543-03 Representatives: Credit Agricole Securities (USA) Inc. Goldman Sachs & Co. LLC Scotia Capital (USA) Inc. Title, Purchase Price and Description of Securities: Title: First and Refunding Mortgage Bonds, 4.600% Series due 2052 Principal amount: $350,000,000 Public offering price: 99.277% ($347,469,500) Underwriting Discount: 0.875% ($3,062,500) Underwriters’ aggregate purchase price (including accrued interest or amortization, if any): 98.402% ($344,407,000) Sinking fund provisions: None Redemption provisions: As set forth in the Final Prospectus Other provisions: As set forth in the Final Prospectus Closing Date, Time and Location: May 24, 2022 at approximately 10 a.m. EST Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 Type of Offering: Non-delayed Applicable Time of Sale pursuant to Section 1(c) of the Underwriting Agreement: 4:15 PM EST, May 17, 2022

SCHEDULE II Underwriters Principal Amount of Securities to be Purchased Credit Agricole Securities (USA) Inc. $ 64,167,000 Goldman Sachs & Co. LLC $ 64,167,000 Scotia Capital (USA) Inc. $ 64,166,000 MUFG Securities Americas Inc. $ 35,000,000 PNC Capital Markets LLC $ 35,000,000 Wells Fargo Securities, LLC $ 35,000,000 Huntington Securities, Inc. $ 19,250,000 Siebert Williams Shank & Co., LLC $ 19,250,000 AmeriVet Securities, Inc. $ 4,667,000 Great Pacific Securities $ 4,667,000 MFR Securities, Inc. $ 4,666,000 Total $ 350,000,000

Annex I Filed Pursuant to Rule 433 Registration Statement No. 333-233543-03 Dated May 17, 2022 PECO Energy Company $350,000,000 First and Refunding Mortgage Bonds 4.600% Series Due 2052 Pricing Term Sheet Issuer: PECO Energy Company Ratings: Aa3 (Moody’s); A (S&P); A+ (Fitch) Securities: First and Refunding Mortgage Bonds Trade Date: May 17, 2022 Settlement Date**: May 24, 2022 (T+5) Principal Amount: $350,000,000 Maturity: May 15, 2052 Coupon: 4.600% Benchmark Treasury: 2.250% due February 15, 2052 Benchmark Treasury Price and Yield: 82-09 / 3.175% Spread to Benchmark Treasury: 147 basis points Yield to Maturity: 4.645% Public Offering Price: 99.277% Interest Payment Dates: May 15 and November 15, commencing November 15, 2022 Optional Redemption Provisions: At any time prior to November 15, 2051 (i.e., six months prior to the maturity date of the Bonds), at a make whole price equal to the greater of (a) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 25 basis points or (b) 100% of the principal amount; and on or after November 15, 2051, at 100% of the principal; plus, in each case, accrued and unpaid interest to the redemption date CUSIP: 693304 BD8 ISIN: US693304BD82 Joint Book Running Managers: Credit Agricole Securities (USA) Inc. Goldman Sachs & Co. LLC Scotia Capital (USA) Inc. Senior Co-Managers: Co-Managers: MUFG Securities Americas Inc. PNC Capital Markets LLC Wells Fargo Securities, LLC Huntington Securities, Inc. Siebert Williams Shank & Co., LLC AmeriVet Securities Inc. Great Pacific Securities MFR Securities, Inc. Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**We expect to deliver the bonds on or about May 24, 2022, which will be the fifth business day following the date of this term sheet (“T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds on the date of this term sheet or the next two succeeding business days will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Agricole Securities (USA) Inc. toll-free at 866-807-6030 Goldman Sachs & Co. LLC toll free at 212-902-1171 and Scotia Capital (USA) Inc. toll free at 800-372-3930.